UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

FRESHWATER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53871
(Commission File Number)

98-0508360
(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario, Canada M2J 1G8
(Address of principal executive offices, Zip Code)

(416) 490-0254
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 25, 2011, Freshwater Technologies, Inc. (the “Company”) entered into an agreement of purchase and sale with Christopher Martinez pursuant to which the Company agreed to issue 100,000,000 shares of its common stock and additional consideration to Mr. Martinez in exchange for the acquisition of certain assets owned by Mr. Martinez and the payment of approximately $84,000 owing to the Company’s directors. The assets include codes, multimedia content, goodwill and computer servers owned by Mr. Martinez.

The following is a description of the other material terms and conditions of the agreement:

●
Mr. Martinez will pay approximately $63,000 of the Company’s accounts payable and accrued interest as described in the agreement, as well as the invoices of the Company’s legal, edgarizing and filing service providers;

●	the Company will effect a 1 for 1,000 reverse split of its common stock and have no more than 254,989 issued and outstanding shares;

●	the Company will change its name to “Agent155 Media Corp.”;

●	the Company’s officers and directors will resign and Mr. Martinez will appoint the Company’s new Board of Directors;

●	the Company will enter into consulting agreements with Brian Robertson, Max Weissengruber and Michael Borrelli on terms and conditions agreeable to the parties, acting reasonably and in good faith;

●	the Company will obtain shareholder approval for the transactions contemplated by the agreement, if required;

●
the Company will enter into an agreement of purchase and sale with Brian Robertson and Max Weissengruber pursuant to which the Company will sell the inventory and assets related to its water treatment business to Mr. Robertson and Mr. Weissengruber for the aggregate amount of $115,823;

●	the Company will enter into an agreement with the holders of its outstanding convertible notes that will allow the Company to carry out the transactions contemplated by the agreement; and

●	the Company and Mr. Martinez will each be reasonably satisfied with their respective due diligence investigation and review of the other.

The agreement may be terminated at any time prior to the closing date by mutual agreement of the Company and Mr. Martinez, by either party in the event of a material breach of the agreement by the other party, or by either party if the transactions contemplated by the agreement have not been consummated prior to June 30, 2011.

Other than as described above, there is no material relationship between the Company or its affiliates and Mr. Martinez other than in respect of the agreement.

Item 9.01  Financial Statements and Exhibits.

10.1	Agreement of Purchase and Sale with Christopher Martinez dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

/s/ Max Weissengruber
Max Weissengruber
President, CEO and Director

Date:  April 27, 2011